EXHIBIT 23.2

Mark Sherman, CPA
316 South Jones Boulevard
Las Vegas, NV 89107

Phone (702) 645-6318 Fax: (702) 645-1604


E-mail: MSherman@Shermancpas.com

October 17, 2002


I consent to the use of all of my reports included in the SB2 filing dated October 17, 2002 on the financial statements of Commercial Evaluations, Inc., included herein and to the reference made to me.







                                            /s/  Mark S. Sherman
                                            -----------------------------------
                                                 Mark S. Sherman